8k695.wpd


                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                            ___________________


                                 FORM 8-K




                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported:)  September 26, 1995




                           OCEAN BIO-CHEM, INC.

            (Exact name of registrant as specified in charter)



         Florida                     2-70197                  59-1564329
(State or other jurisdiction    (Commission File            (IRS Employer
     of incorporation)               Number)             Identification No.)



4041 S. W. 47 Avenue, Fort Lauderdale, Florida            33314
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (305) 587-6280


                    INFORMATION TO BE INCLUDED IN REPORT


Item 4.   Changes in Registrants Certifying Accountant.

          The Registrant has replaced its independent public accounting firm of Levi, Rattner, Cahlin & Co., P.A. with the independent public accounting firm of Infante, Lago & Company.

     The firm of Levi, Rattner, Cahlin & Co., P.A.'s report on the financial statements of Registrant for the past two (2) years contained no adverse opinion, no disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     The change of accountants was recommended and approved by the Board of Directors of Registrant.

     There were no disagreements with the firm of Levi, Rattner, Cahlin & Co., P.A. during the two most recent fiscal years as to any matter of accounting principles, practices, financial statement disclosure or auditing scope or procedure.

     The Registrant is providing the firm of Levi, Rattner, Cahlin & Co., P.A. with a copy of these disclosures on this date and is requesting the firm of Levi, Rattner, Cahlin & Co., P.A. to furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in response to this item and, if not, stating the respects in which it does not agree.



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   OCEAN BIO-CHEM, INC.
                                   Registrant

Date: September 26, 1995           /s/ Peter Dornau
                                   Peter Dornau, President


Exhibits:

1.   Copy of letter dated September 26, 1995 to Levi, Rattner,
     Cahlin & Co., P.A.




September 26, 1995



Levi, Rattner, Cahlin, & Co.
20590 West Dixie Highway
North Miami Beach, FL 33180-1129


     Re:  Form 8-K as filed with the Securities and Exchange
          Commission for Ocean Bio-Chem, Inc.

Gentlemen:

     As a result of the change of control of accountants, the Company has filed the enclosed Form 8-K with the Securities and Exchange Commission.

     We request, in accordance with Rule 304 of Regulation S-K, a letter from your firm to the Securities and Exchange Commission, with a copy to us, indicating the accuracy of the disclosure in the enclosed Form 8-K with respect to the substitution of independent certified public accountants.

     If you have any questions, please telephone the undersigned.
Thank you very much.

                                   Very truly yours,

                                   BERGER & DAVIS, P.A.



                                   Laz L. Schneider

                                   LLS:mw

Enclosure:  Form 8-K